UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Numbers)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On January 18, 2007, the Compensation Committee of the Board of Directors of the Registrant approved the 2007 compensation terms for the Registrant’s named executive officers.  Set forth below is the annual base salary and target incentive bonus as of January 1, 2007 for each of the Registrant’s named executive officers:

Named Executive Officer	Base Salary	Target Bonus

Timothy M. Yager	$450,000	80%
President and Chief Executive Officer

Stebbins B. Chandor, Jr.	$315,000	65%
Executive Vice President and Chief Financial Officer

Edmund L. Quatmann, Jr.	$245,000	40%
Vice President, General Counsel and Secretary

John J. Peterman	$242,000	40%
Senior Vice President of Sales and Marketing

Craig A. Kinley	$210,000	40%
Senior Vice President of Engineering and Network Operations

In connection with the foregoing, the Compensation Committee of the Board of Directors of the Registrant approved an amendment to the employment agreements between the Registrant and each of Messrs. Yager and Chandor to increase the target incentive bonus beginning for calendar year 2007.  The amendments are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

On January 24, 2007, the Registrant issued a press release announcing that Alan G. Morse, the Registrant's chief operating officer, has left the Registrant by mutual agreement effective January 24, 2007. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.

99.1  Amendment to Employment Agreement, dated as of July 20, 2004, between Timothy M. Yager and iPCS, Wireless, Inc.

99.2  Amendment to Employment Agreement, dated as of July 20, 2004, between Stebbins B. Chandor, Jr. and iPCS, Wireless, Inc.

99.3  Press Release, dated January 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: January 24, 2007
	By:	/s/ Stebbins B. Chandor, Jr.
	Name:	Stebbins B. Chandor, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1  Amendment to Employment Agreement, dated as of July 20, 2004, between Timothy M. Yager and iPCS Wireless, Inc.

99.2  Amendment to Employment Agreement, dated as of July 20, 2004, between Stebbins B. Chandor, Jr. and iPCS Wireless, Inc.

99.3  Press Release, dated January 24, 2007.